UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

Tekla Healthcare Investors, Tekla Life Sciences Investors, Tekla Healthcare Opportunities Fund, Tekla World Healthcare
Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary proxy materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

VOTE TO REDUCE THE OPERATING EXPENSES OF YOUR FUND(S) BY COMPLETING

THE ENCLOSED VOTING INSTRUCTION FORM(S) TODAY!!!

•	Voting takes less than two minutes of time!
•	Vote yes today to approve an important proposal that will reduce the operating cost of your Fund(s) and will ensure fund operating expenses are kept at the reduced level for at least 2 years.
•	Voting today will help us limit the natural resources we may have to utilize in future printed communications!
•	Even casting an Abstain vote would be incredibly helpful in the quest to reach quorum for the meetings!

For your convenience, we offer the below easy methods to vote:

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions

VOTE BY PHONE — Call the toll-free number located on the enclosed form and follow the simple instructions.

To vote by internet or Phone, you’ll need your Control Number, which can be found on the enclosed Voting Instruction Form in the box next to the arrow, as shown in the example below:

XXXX-XXXX-XXXX-XXXX

You may also vote by simply signing, dating and returning the Voting Instruction Form in the postage-paid envelope provided.

If you have any questions or need assistance voting your shares, please contact Okapi Partners Toll-Free at: 1-877-285-5990 or by email at: info@okapipartners.com.